AMENDMENT No. 4 TO TERM NOTE

This Amendment to the Term Note (“Amendment No. 4”) is dated November 30, 2015 by and among SofTech, Inc., a Massachusetts corporation with offices at 650 Suffolk Street, Suite 415, Lowell, MA 01854 (the “Borrower”) and EssigPR, Inc., a Puerto Rico corporation and Joe Daly (the “Lender”).

WHEREAS, the Borrower and Lender are parties to that certain Term Note dated October 1, 2014 which was amended through an agreement dated April 2, 2015 (“Amendment”), and on July 15, 2015 (“Amendment No. 2”), and again on October 16, 2015 (“Amendment No. 3”);

WHEREAS, additional principal totaling $53,551 was advanced by Lender to Borrower on November 17, 2015;

WHEREAS, the Term Note, as amended, is due and payable in full on January 10, 2016; and

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree as follows:

1.

Principal Due. Section 1. entitled “Promise to Pay.” of the Term Note, as amended, shall be amended by changing the principal amount due under the Term Note from $700,000 to $753,551 to reflect the additional advance of $53,551 received on November 17, 2015.

All other terms and conditions detailed in the Term Note, as amended, shall remain unchanged.

BORROWER

LENDER

SofTech, Inc.

EssigPR, Inc.

By: /s/ Joseph P. Mullaney

By: /s/ Joseph P. Daly

Its: CEO

Its: CEO

Date: November 30, 2015

Date: November 30, 2015